UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ISABELLA BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ISABELLA BANK CORPORATION
401 N. Main Street
Mt. Pleasant, Michigan 48858

April 14, 2010

SUPPLEMENT TO PROXY STATEMENT

On April 8, 2011, we filed with the U.S. Securities and Exchange Commission, and mailed to each shareholder entitled to vote at our 2011 Annual Meeting a definitive proxy statement (the Original Filing) and proxy card.

On page 18 of the Original Filing, we included a table displaying the number of equity shares credited to each director’s account pursuant to the terms of the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the ‘Directors’ Plan‘) as of December 31, 2010. The equity share information for all directors, other than Angner and Barz, was incorrect. The table with the correct information is presented below.

# of Shares of
Name	Stock Credited

Dennis P Angner	7,787
Jeffrey J. Barnes	2,938
Richard J. Barz	5,629
Sandra L. Caul	16,678
James Fabiano	43,933
G. Charles Hubscher	5,427
Thomas L. Kleinhardt	10,816
Ted W. Kortes	1,399
Joseph LaFramboise	3,516
David J. Maness	12,176
W. Joseph Manifold	7,677
W. Michael McGuire	5,113
Dianne C. Morey	6,803
William J. Strickler	22,501
Dale D. Weburg	13,126

Except as specifically updated by the information contained in this amendment, all information set forth in the Original Filing remains unchanged. This amendment should be read in conjunction with the Original Filing.